DISCLOSURE SCHEDULES

TO THE MERGER AGREEMENT

These disclosure schedules (“Disclosure Schedules”) are made and given pursuant to the Agreement and Plan of Merger, made and entered into as of December 8, 2011 (the “Agreement”), by and among Vampt Beverage USA, Corp., VB Acquisition Corp. and Coronado Corp. (the “Company”). Capitalized terms used herein but not defined herein shall have the meanings given to them in the Agreement, unless the context requires otherwise. The information contained in these Disclosure Schedules is as of May 7, 2012, the date of closing of the Agreement unless otherwise specified.

No reference to or disclosure of any item or other matter in these Disclosure Schedules shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Disclosure Schedules. No disclosure in these Disclosure Schedules relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. These Disclosure Schedules and the information and disclosures contained herein are intended only to qualify and limit the representations and warranties of the parties contained in the Agreement and shall not be deemed to expand in any way the scope or effect of any such representations and warranties.

An item described or referred to in any Section of the Disclosure Schedules shall not be considered to have been described in any other Sections of the Disclosure Schedules unless there is a specific cross-reference to such other Sections.

Schedule 3.3
Vampt Stock and Warrant Holders of Record

Schedule 3.6
Vampt Material Adverse Changes

Schedule 3.8
Vampt Non-Compliance with Laws

Schedule 3.11
Material Agreements of Vampt

Schedule 3.13
Real Estate of Vampt

Schedule 3.14
Title to Tangible Assets

Schedule 3.16
Pre-Closing Disposal of Assets by Vampt

Schedule 4.4
Financial Statements of Coronado

Schedule 4.14
Broker’s or Finder’s Fees Payable by Coronado

Schedule 4.15
Material Agreements of Coronado

SCHEDULE 3.3

VAMPT STOCK AND WARRANT HOLDERS OF RECORD

List of Vampt Shareholders Receiving Coronado Shares

Shareholder Name	Vampt USA Shares	Coronado Shares

INVENTUR HOLDINGS CORP.	4,500,000.00	3,375,000.00
VAMPT X CORP.	1,000,000.00	750,000.00
VAMPT BEVERAGE CORP.	600,000.00	450,000.00
ROBERTO RODRIGUEZ ORTEGA	250,000.00	187,500.00
LYNDON J. SIEMENS	250,000.00	187,500.00
PETER JENSEN	250,000.00	187,500.00
JARRET KUSICK	400,000.00	300,000.00
RICK IKEBUCHI	1,025,000.00	768,750.00
0913584 B.C. Ltd.	617,500.00	463,125.00
STEVE MCCULLOUGH	200,000.00	150,000.00
JAIME GUISTO	497,500.00	373,125.00
KEVIN EDGECOMBE	100,000.00	75,000.00
BOWMORE CONSULTING	100,000.00	75,000.00
SLYVIA LEE	100,000.00	75,000.00
KATHERINE & STEVE WADDELL	100,000.00	75,000.00
JOHN BORGERSEN	287,778.00	215,834.00
SCOTT METHVEN	110,000.00	82,500.00
MARION JOHNSON	110,000.00	82,500.00
BETH MASSIE	120,000.00	90,000.00
GREG DARROCH	575,000.00	431,250.00
LAURIE DARROCH	575,000.00	431,250.00
DARROCH INVESTMENTS	125,000.00	93,750.00
DAN MARTEL	575,000.00	431,250.00
HELEN ROSSANDER	125,000.00	93,750.00
SHANNON KALUZA	160,000.00	120,000.00
DALE STACH	175,000.00	131,250.00
BRAVA DRYWALL	200,000.00	150,000.00
RICHARD YOUNG	303,889.00	227,917.00
BRIAN KOHLHAMMER	200,000.00	150,000.00
JUANITA GOMES	20,000.00	15,000.00
JENNI COLE	20,000.00	15,000.00
COURTNEY JENSEN	10,000.00	7500.00
KENNTH HILDEBRANDT	50,000.00	37,500.00
SCOTT WALLACE	75,000.00	56,250.00
RICHARD MILLIGAN	90,000.00	67,500.00
YVONNE SPINK	75,000.00	56,250.00
JSI SUPPLY LTD.	70,000.00	52,500.00
DAVID SHEVCHUK	50,000.00	37,500.00

List of Vampt Warrant Holders Receiving Coronado Warrants

Warrant Holder Name	Vampt USA Warrants	Coronado Warrants

KATHERINE & STEVE WADDELL	100,000.00	75,000.00
MARION JOHNSON	110,000.00	82,500.00
JOHN BORGERSEN	100,000.00	75,000.00
BRAVA DRYWALL	200,000.00	150,000.00
KENNTH HILDEBRANDT	50,000.00	37,500.00
YVONNE SPINK	75,000.00	56,250.00

SCHEDULE 3.6

VAMPT MATERIAL ADVERSE CHANGES

None.

SCHEDULE 3.8

VAMPT NON-COMPLIANCE WITH LAWS

None.

SCHEDULE 3.11

MATERIAL AGREEMENTS OF VAMPT

●	Technology Transfer Agreement with Vampt Beverage Corp. dated November 25, 2011
●	Amendment to Technology Transfer Agreement with Vampt Beverage Corp. dated December 31, 2011
●	Brewing Agreement with Associated Brewing Company, Inc. dated January 1, 2012
●	Management Agreement with Ian Toews dated March 1, 2012
●	Management Agreement with Richard Ikebuchi dated March 1, 2012
●	Management Agreement with Darren Battersby dated March 1, 2012
●	Management Agreement with Jaime Guisto dated March 1, 2012
●	Trademark Assignment Agreement with Vampt Beverage Corp. dated April 11, 2012
●	Loan Transfer, Guarantee and Warrant Agreement dated April 11, 2012
●	Pledge and Security Agreement in favor of Kalamalka Partners Ltd. dated April 11, 2012
●	Agency and Interlender Agreement dated April 11, 2012
●	Barter and Marketing Services Agreement with VamptX Corp. dated March 14, 2012

SCHEDULE 3.13

REAL ESTATE OF VAMPT

None.

SCHEDULE 3.14

TITLE TO TANGIBLE ASSETS

None.

SCHEDULE 3.16

PRE-CLOSING DISPOSAL OF ASSETS BY VAMPT

None.

SCHEDULE 4.4

FINANCIAL STATEMENTS OF CORONADO

None.

SCHEDULE 4.14

BROKER’S OR FINDER’S FEES PAYABLE BY CORONADO

None.

SCHEDULE 4.15

MATERIAL AGREEMENTS OF CORONADO

None, other than as filed on EDGAR.